                            ASSET PURCHASE AGREEMENT



                                     between



                            SUNRISE PRESCHOOLS, INC.,
                             a Delaware corporation



                                       and



                    CHILDREN'S CHOICE LEARNING CENTER, INC.,
                             an Arizona corporation





                            dated as of June 26, 1996





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                                TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS.......................................................1
         1.1      Business...................................................1
         1.2      Closing....................................................1
         1.3      Closing Date...............................................1
         1.4      Due Diligence Period.......................................1
         1.5      Equipment..................................................1
         1.6      Leased Location............................................2
         1.7      Lease to be Assigned.......................................2
         1.8      Purchase Price.............................................2
         1.9      Purchased Assets...........................................2
         1.10     Termination Date...........................................2
         1.11     Trade Accounts Payable.....................................2
         1.12     Trade Accounts Receivable..................................2
         1.13     Trade Names and Trademarks.................................2

ARTICLE II  PURCHASE AND SALE................................................2
         2.1      Purchase and Sale..........................................2

ARTICLE III  PURCHASE PRICE..................................................3
         3.1      Purchase Price.............................................3

ARTICLE IV  ASSUMPTION OF LIABILITIES .......................................3
         4.1      Lease......................................................3
         4.2      Nonassumption of Other Liabilities.........................3
         4.3      Consents to Assignment.....................................3

ARTICLE V  COLLECTION OF TRADE ACCOUNTS RECEIVABLE...........................3
         5.1      Collection of Trade Accounts Receivable....................3

ARTICLE VI  DUE DILIGENCE....................................................4
         6.1      Due Diligence..............................................4
         6.2      Access.....................................................4
         6.3      Termination of Agreement...................................4

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF SELLER........................5
         7.1      Corporate Status...........................................5
         7.2      Corporate Authority........................................5
         7.3      Title to Purchased Assets..................................5
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         7.4      Tax Matters................................................5
         7.5      Litigation.................................................5
         7.6      Environmental Matters......................................5
         7.7      Banking and Financial Records..............................5

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES OF BUYER........................6
         8.1      Corporate Status...........................................6
         8.2      Corporate Authority........................................6

ARTICLE IX  EMPLOYEES........................................................6
         9.1      Definition.................................................6
         9.2      Termination................................................6
         9.3      Labor Contracts............................................7
         9.4      Pension Plans..............................................7
         9.5      Workmen's Compensation.....................................7
         9.6      Nonassumption of Obligations Owed Employees................7

ARTICLE X  REALTY............................................................7
         10.1     Warranty of Title..........................................7
         10.2     Conveyance.................................................7

ARTICLE XI  INDEMNITIES......................................................7
         11.1     Seller.....................................................7
         11.2     Buyer......................................................7

ARTICLE XII  TAXES AND UTILITIES.............................................8
         12.1     Transfer Taxes.............................................8

ARTICLE XIII  CONDUCT OF OPERATIONS PRIOR TO CLOSING.........................8
         13.1     Conduct of Operations......................................8
         13.2     Requisite Government Approvals.............................8

ARTICLE XIV  CLOSING.........................................................8
         14.1     Closing....................................................8

ARTICLE XV  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE....................8
         15.1     Continued Truth of Warranties..............................9
         15.2     Performance of Obligations.................................9
         15.3     Delivery of Closing Documents..............................9
         15.4     Litigation.................................................9
         15.5     No Material Adverse Change.................................9
         15.6     Government Approvals.......................................9
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         15.7     Board of Directors' Approval...............................9
         15.8     Assignment of Lease........................................9

ARTICLE XVI  CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE..................9
         16.1     Continued Truth of Warranties..............................9
         16.2     Performance of Obligations................................10
         16.3     Delivery of Closing Documents.............................10
         16.4     Litigation................................................10

ARTICLE XVII  ITEMS TO BE DELIVERED AT CLOSING BY SELLER....................10
         17.1     Bill of Sale..............................................10
         17.2     Lease Assignment, Assumption and Consent Agreement and
                  Estoppel Certificate......................................10
         17.3     Certified Resolution......................................10
         17.4     Certificates of Good Standing.............................10
         17.5     Representations and Warranties............................10
         17.6     Consents..................................................10
         17.7     UCC Termination Statements................................11
         17.8     Customer List.............................................11
         17.9     Certified Articles and Bylaws.............................11
         17.10    Covenant Not to Compete...................................11

ARTICLE XVIII  ITEMS TO BE DELIVERED AT CLOSING BY BUYER....................11
         18.1     Certified Resolution......................................11
         18.2     Representations and Warranties............................11
         18.3     Lease Assignment, Assumption and Consent Agreements.......11
         18.4     Purchase Price............................................11
         18.5     Certificates of Good Standing.............................11

ARTICLE XIX  MISCELLANEOUS..................................................11
         19.1     Further Assurances........................................11
         19.2     No Other Agreements.......................................12
         19.3     Waiver....................................................12
         19.4     Public Announcements......................................12
         19.5     Notices...................................................12
         19.6     Brokers...................................................12
         19.7     Risk of Loss..............................................12
         19.8     Third-Party Beneficiary...................................13
         19.9     Confidential Information..................................13
         19.10    Assignment................................................13
         19.11    Paragraph Headings........................................13
         19.12    Time Is of the Essence....................................14
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ARTICLE XIX.13  ATTORNEY FEES.................................................14

EXHIBIT A  Equipment

EXHIBIT B  Bill of Sale

EXHIBIT C  Lease Assignment, Assumption and Consent Agreements

EXHIBIT D  Seller's Cerificate

EXHIBIT E  Covenant Not to Compete

EXHIBIT F  Buyer's Certificate
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



                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT dated as of June 26, 1996, is by and between CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation ("Seller"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

                                    RECITALS

         Seller desires to sell and Buyer desires to purchase the assets and assume certain liabilities of the children's preschool business conducted by Seller in the greater Phoenix metropolitan area.

         Seller and Buyer agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the terms identified in this Article shall have the meanings assigned to them as follows:

         1.1 Business. The term "Business" shall mean Seller's operations conducted under the trade name Children's Choice Learning Center at the Leased Location.

         1.2 Closing. The term "Closing" shall mean the exchange of Closing documents together with the simultaneous conveyance by Seller to Buyer of the Purchased Assets and the payment by Buyer to Seller of the Purchase Price due under the terms of this Agreement, as well as the assumption by Buyer of the obligations which it has agreed to assume hereunder.

         1.3 Closing Date. The term "Closing Date" shall mean the date on which Closing occurs.

         1.4 Due Diligence Period. The term "Due Diligence Period" shall mean the period of time commencing on execution of this Agreement and expiring on June 28, 1996, and any written extension thereof.

         1.5 Equipment. The term "Equipment" shall mean all furniture, fixtures and equipment and other pieces of tangible personal property owned by Seller and used at the Leased Location including those items described in Exhibit "A" to be attached to this Agreement during the Due Diligence Period.

         1.6 Leased Location. The term "Leased Location" shall mean the location at 814 East Union Hills Drive, Phoenix, Arizona, together with deposits of any nature whatsoever in connection with the operation of the Business.

         1.7 Lease to be Assigned. The term "Lease to be Assigned" shall mean the lease of the real property between Resurgence Properties, Inc. and Children's Choice Learning Center, Inc. with the right to any deposits in connection therewith.

         1.8 Purchase Price. The term "Purchase Price" shall mean the price being paid for the Purchased Assets as defined elsewhere in this Agreement.

         1.9 Purchased Assets. The term "Purchased Assets" shall mean the Equipment, Lease to be Assigned, Covenant Not to Compete, Trade Names, Trademarks, licenses, any and all deposits referred to herein and all other matters of any nature whatsoever, whether tangible or intangible in connection with the Business.

         1.10 Termination Date. The term "Termination Date" shall mean the last business day immediately preceding the Closing Date.

         1.11 Trade Accounts Payable. The term "Trade Accounts Payable" shall mean the obligation of Seller to make payment to third parties owed, including those owed but not yet due, as of Closing for goods or services sold to Seller in the ordinary course of the Business prior to Closing.

         1.12 Trade Accounts Receivable. The term "Trade Accounts Receivable" shall mean the obligation to make payment to Seller owed, including those owed but not yet due, as of Closing by all third-party purchasers of goods and services from Seller in the ordinary course of the Business prior to Closing.

         1.13 Trade Names and Trademarks. The terms "Trade Names" and "Trademarks" shall mean the term "Children's Choice Learning Center" and/or any other used in connection with the operation of the Business.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Purchase and Sale. At Closing, Seller agrees to sell and convey the Purchased Assets to Buyer, and Buyer agrees to pay the Purchase Price to Seller and assume certain specified obligations hereunder on the covenants, terms and conditions contained herein.

                                   ARTICLE III

                                 PURCHASE PRICE

         3.1 Purchase Price. The Purchase Price for the Purchased Assets shall be FOUR HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($410,000.00), payable in immediately available funds at closing.

                                   ARTICLE IV

                            ASSUMPTION OF LIABILITIES

         4.1 Lease. At Closing, Buyer shall assume the Lease.

         4.2 Nonassumption of Other Liabilities. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND ASSUMED BY BUYER, BUYER DOES NOT BY THIS AGREEMENT, AND WILL NOT BE OBLIGATED TO, ASSUME ANY OBLIGATION, LIABILITY OR DUTY OF SELLER OF ANY FORM OR NATURE WHETHER INCURRED IN CONNECTION WITH THE BUSINESS OR OTHERWISE.

         4.3 Consents to Assignment. Seller shall obtain prior to the date of Closing, with respect to the Lease to be Assigned, the consent of any person or entity necessary to the assignment of Seller's rights under the Lease to be Assigned to Buyer without modification of the terms of the Lease to be Assigned unless agreed to by Buyer in writing. The Closing is subject to and conditioned upon Buyer receiving a fully executed lease assignment and lessor estoppel certificate for the Lease to be Assigned in form, substance and content acceptable to Buyer in its sole and absolute discretion.

                                    ARTICLE V

                     COLLECTION OF TRADE ACCOUNTS RECEIVABLE

         5.1 Collection of Trade Accounts Receivable. Within thirty (30) days after date of Closing, Buyer shall use reasonable efforts to collect the Trade Accounts Receivable which relate to services performed prior to the Closing and shall be paid to Seller upon receipt. If any of the Trade Accounts Receivable have not been collected by Buyer during such thirty (30) day period, Buyer shall have no further responsibilities to Seller in connection therewith.







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
                                   ARTICLE VI

                                  DUE DILIGENCE

         6.1 Due Diligence. Buyer shall have the Due Diligence Period to perform such investigations and inspections of the Business and Purchased Assets as Buyer, in Buyer's discretion, shall require for the purpose of determining the suitability of the Business and Purchased Assets for Buyer's acquisition. Buyer will be entitled to review Seller's files and documents as well as conduct on-site studies and investigations, including interviews with Seller's employees. Minimally, the due diligence shall include all leases, environmental reports or issues, books, files, bank accounts, accounting, employee or any other type of record as may be reasonably needed in connection herewith.

         6.2 Access. During the Due Diligence Period, and in order to assist Buyer with Buyer's inspections and investigations of the Purchased Assets, Seller shall provide Buyer and Buyer's representatives with reasonable access to and copies of all matters referred to in this Section including, but not limited to, existing studies, reports, and records of the Business and the Purchased Assets, financial, customer and employee records; and bank statements, verified deposits, and any other bank record relating to the Business and Purchased Assets. Seller shall fully cooperate with Buyer and shall promptly provide Buyer with all information currently available to Seller and requested by Buyer during the Due Diligence Period.

         6.3 Termination of Agreement. During the Due Diligence Period, if Buyer, in Buyer's sole discretion, shall determine that for any reason whatsoever the Business or Purchased Assets are not suitable for Buyer's acquisition, then Buyer may cancel this Agreement by giving written notice to Seller not later than the expiration of the Due Diligence Period.

         If the Business and Purchased Assets are otherwise suitable for Buyer's intended use but Buyer discovers any problem or defect with respect thereto, then Buyer may advise Seller in writing on or before the expiration of the Due Diligence Period of the nature of each defect or problem with respect to the Purchased Assets with the request that Seller remedy each problem or defect within ten (10) days of receipt of such notice. Seller may correct such problems within the ten (10) day cure period or cancel the Agreement by providing written notice to Buyer of cancellation within such ten (10) day period. If Seller is unable to cure such problem and/or elects to cancel the Agreement, Buyer shall have ten (10) days thereafter to elect to waive such problem and close the transaction.

         Buyer's failure to give written notice of Buyer's exercise of Buyer's right to cancel this Agreement in accordance with the foregoing provisions shall constitute Buyer's approval of the suitability and condition of the Purchased Assets, except for and limited to any problems or defects specified in Buyer's notice.






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                                   ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive Closing:

         7.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

         7.2 Corporate Authority. Seller has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid, legally binding obligation of Seller, enforceable in accordance with its terms.

         7.3 Title to Purchased Assets. Seller has good and marketable title to the Purchased Assets free and clear of all liens, claims and encumbrances and has full power and authority to transfer such title to Buyer.

         7.4 Tax Matters. All required federal, state and local tax returns have been filed by Seller, including those with respect to income, sales, property, withholding, social security and employment taxes. Seller has authorized all applicable taxing authorities to release any tax information to Buyer or Buyer's counsel, at either's request. Seller will satisfy all tax obligations incurred prior to Closing on, before, or immediately following Closing and provide to Buyer within thirty (30) days after Closing tax clearance certificates from all applicable taxing authorities verifying that all sales, use, ad valorem, withholding, Social Security, and employment tax obligations have been fully satisfied by Seller.

         7.5 Litigation. There is no threatened or pending litigation, arbitration, or administrative hearing concerning or affecting the operation of the Business or the Purchased Assets which may affect the Buyer in any way whatsoever (specifically with regard to any sexual or physical abuse of any child).

         7.6 Environmental Matters. There are no pending or threatened notices of violation of environmental laws, rules, or regulations with respect to the Purchased Assets.

         7.7 Banking and Financial Records. The banking and financial records have been prepared by Seller in the ordinary course of business in accordance with generally acceptable accounting principles or such other accounting practices fully and fairly disclosed to Buyer and were not specially prepared for Buyer.







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
                                  ARTICLE VIII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive Closing:

         8.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and prior to Closing, it is or will be qualified or licensed to do business in all states which will require such qualification and license for the continued conduct of Business as operated by Seller.

         8.2 Corporate Authority. Buyer has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution nor the performance of this Agreement will violate the terms or any provision of Buyer's Articles of Incorporation, Bylaws or any Standing Resolution of its Board of Directors, or any note, loan agreement, commitment agreement, lease or other material contract or agreement to which Buyer is a party, including any loan agreement which it will become a party to as a result of or in connection with this transaction.

                                   ARTICLE IX

                                    EMPLOYEES

         9.1 Definition. During the Due Diligence Period, Seller shall provide to Buyer a complete list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with the Business at the Leased Location. For purposes of this Article, the term "Employees" shall mean all persons included on such list including curtailed and disabled employees and employees on leave of absence, as well as those persons who become regularly employed by Seller between the date of the list and the date immediately preceding the Closing Date ("Termination Date"). During the due diligence period Buyer and Seller agree to meet jointly with all employees to explain the nature of the proposed transaction and the potential impact to them.

         9.2 Termination. On the Termination Date, Seller shall terminate all Employees employed at the Leased Location as of such date. With respect to terminated Employees, Seller shall be solely responsible for payment, when and if due, of any claims by or obligations to Employees including any accrued vacation pay or bonuses. Such Seller termination shall occur notwithstanding the fact that Buyer may employ some or all of such employees in the future.

         9.3 Labor Contracts. Seller represents and warrants to Buyer that it is not a party to any organized labor contracts.

         9.4 Pension Plans. Seller has no liability or obligation with respect to pension plans.

         9.5 Workmen's Compensation. Seller agrees to assume all responsibility for liability arising from workmen's compensation claims, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing. Buyer shall be responsible for all claims which arise out of, or are based upon, incidents which occur subsequent to Closing.

         9.6 Nonassumption of Obligations Owed Employees. Buyer assumes no responsibility whatsoever for obligations and/or benefits owed by Seller to its Employees, nor in any way adopts existing employee benefit programs currently offered by Seller.

                                    ARTICLE X

                                     REALTY

         10.1 Warranty of Title. Seller hereby warrants that it has good and marketable leasehold interest in the Leased Location, except for covenants, easements and restrictions of record and the lien for current taxes and assessments.

         10.2 Conveyance. At Closing, Seller shall assign the Lease to Buyer and deliver to Buyer the lessor's consent to the assignment of the Lease as well as a lessor's estoppel certificate in form, substance and content acceptable to Buyer in its sole and absolute discretion.

                                   ARTICLE XI

                                   INDEMNITIES

         11.1 Seller. Seller agrees to hold harmless, indemnify and defend Buyer (by counsel reasonably satisfactory to Buyer) from and against any and all loss, claim, damage, liability or expense arising out of or occurring as the result of
(i) any breach by Seller of any of its covenants, representations or warranties hereunder or (ii) any liability of Seller, other than those liabilities which Buyer has agreed to assume hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing.

         11.2 Buyer. Buyer agrees to hold harmless, indemnify and defend Seller (by counsel reasonably satisfactory to Seller) from and against any and all loss, claim, damage, liability or expense arising out of or occurring in connection with (i) any breach by Buyer of any of its covenants, representations or warranties hereunder, or (ii) any liability of Buyer. Such indemnification shall include any claims pertaining to events or actions occurring after the date of the Closing.

                                   ARTICLE XII

                               TAXES AND UTILITIES

         12.1 Transfer Taxes. All sales taxes, real estate transfer taxes, real estate recording taxes and fees, excise taxes, use taxes and other taxes or fees of any form or nature levied upon either party by any governmental entity by reason of the transfer of the Purchased Assets or recording of such transfers, but excluding any tax based on the income of either party, shall be paid at Closing by Seller.

                                  ARTICLE XIII

                     CONDUCT OF OPERATIONS PRIOR TO CLOSING

         13.1 Conduct of Operations. From the date hereof until Closing, Seller shall conduct its operation of the Business in the ordinary course and consistent with its prior practices. Seller agrees not to sell any asset of the Business or any of the Purchased Assets during the period from execution of this Agreement until Closing.

         13.2 Requisite Government Approvals. The parties shall make all required filings and any requisite notice to all government agencies and shall have received all required government approvals for the transactions contemplated herein on or before Date of Closing. Seller and Buyer agree to cooperate in obtaining any and all licenses required by Buyer to operate the Business. In the event all such licenses have not been received by the Date of Closing then such date shall be extended for a reasonable period of time.

                                   ARTICLE XIV

                                     CLOSING

         14.1 Closing. Closing shall occur at the offices of Streich Lang, P.A. on June 21, 1996, or at such other time or place as the parties may agree upon subject to the satisfaction of the Condition Precedent set forth in Article XVI and XVII hereof.

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                                   ARTICLE XV

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

         Buyer shall have no duty to Close unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

         15.1 Continued Truth of Warranties. All of the representations and warranties of Seller contained herein shall continue to be true and correct at Closing in all material respects.

         15.2 Performance of Obligations. Seller shall have substantially performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

         15.3 Delivery of Closing Documents. Seller shall have tendered delivery to Buyer of all the documents required to be delivered to Buyer by Seller at Closing.

         15.4 Litigation. No lawsuit, administrative proceedings or other legal action shall have been filed which seeks to restrain or enjoin the acquisition of the Purchased Assets or the operation of such Purchased Assets in any respect.

         15.5 No Material Adverse Change. The Business shall not have suffered any material adverse change.

         15.6 Government Approvals. The parties shall have received all government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein and, in particular, Buyer shall have received the appropriate licenses required to operate preschools at the Leased Location in form and substance acceptable to Buyer in Buyer's sole discretion.

         15.7 Board of Directors' Approval. Buyer shall have obtained approval for this transaction by its Board of Directors.

         15.8 Assignment of Lease. Seller shall have obtained (i) consent from the lessor of the assignment of the Leased Location to Buyer with no changes in the terms of the Lease and/or changes required by Buyer, and (ii) confirmation from the lessor that the Lease is in full force and effect without any default of Seller under the terms of the Lease in the form of a signed lessor's estoppel certificate in form and substance acceptable to Buyer.

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                                   ARTICLE XVI

                 CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE

         Seller shall have no duty to Close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

         16.1 Continued Truth of Warranties. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing in all material respects.

         16.2 Performance of Obligations. Buyer shall have substantially performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

         16.3 Delivery of Closing Documents. Buyer shall have tendered delivery to Seller of all the documents required to be delivered to Seller by Buyer at Closing pursuant to this Agreement.

         16.4 Litigation. No lawsuit, administrative proceedings or other legal action shall be pending or threatened against Seller which seeks to restrain or enjoin Seller's sale or Buyer's acquisition of the Purchased Assets or any material part thereof.

                                  ARTICLE XVII

                   ITEMS TO BE DELIVERED AT CLOSING BY SELLER

         At Closing, Seller shall, unless waived by Buyer, deliver the following items to Buyer:

         17.1 Bill of Sale. A duly executed warranty bill of sale conveying all personal property of the Business and the Purchased Assets including, but not limited to, the Equipment, and Trade Names and Trademarks to Buyer, in the form attached as Exhibit "B" hereto.

         17.2 Lease Assignment, Assumption and Consent Agreement and Estoppel Certificate. Agreement duly executed by Seller under which Seller assigns and Buyer assumes the Lease to be Assigned consented to by lessor, in the form attached as Exhibit "C" hereto, and a lessor's estoppel certificate.

         17.3 Certified Resolution. A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement certified by the secretary of Seller.

         17.4 Certificates of Good Standing. Certificates of good standing or due qualification from the Secretary of State of Arizona dated within a reasonable period before Closing.

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

         17.5 Representations and Warranties. A certificate signed by an officer of Seller to the effect that all of the representations and warranties of Seller contained herein are true and correct in all material respects as of Closing in the form attached as Exhibit "D".

         17.6 Consents. All consents, opinions of counsel and other third-party agreements Seller is required to obtain with respect to the Lease to be Assigned are completed and available to Buyer.

         17.7 UCC Termination Statements. All Uniform Commercial Code termination or release statements necessary to transfer the Purchased Assets free and clear of all security interests, liens or encumbrances.

         17.8 Customer List. A list of all of Seller's past and present customers.

         17.9 Certified Articles and Bylaws. A copy of the Articles of Incorporation and Bylaws of Seller certified by the secretary or an assistant secretary of Seller.

         17.10 Covenant Not to Compete. A Covenant Not to Compete in the form attached as Exhibit "E" hereto signed by Seller and Mr. Chris Hopkins.

                                  ARTICLE XVIII

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

         At Closing, Buyer shall, unless waived by Seller, deliver the following items to Seller:

         18.1 Certified Resolution. A copy of the resolution of Buyer's Board of Directors authorizing the execution and performance of this Agreement, certified by the secretary of Buyer.

         18.2 Representations and Warranties. A certificate signed by an officer of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct in all material respects as of Closing in the form attached hereto as Exhibit "F".

         18.3 Lease Assignment, Assumption and Consent Agreements. Copies of each assignment, assumption and consent agreement required duly executed by Buyer.

         18.4 Purchase Price. The Purchase Price in immediately available funds in the amount of the Purchase Price.

         18.5 Certificates of Good Standing. Certificates of good standing or due qualification from the Secretary of State of Delaware dated within a reasonable period before Closing.

                                   ARTICLE XIX

                                  MISCELLANEOUS

         19.1 Further Assurances. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents as such other party may reasonably request which are consistent with this Agreement.

         19.2 No Other Agreements. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are included in this Agreement. Any changes to this Agreement must be agreed to in writing by both parties.

         19.3 Waiver. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the party to be charged.

         19.4 Public Announcements. No public announcements of this Agreement shall be made unless Buyer has agreed on the timing, distribution, and contents of such announcements, except as may be required by law.

         19.5 Notices. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

            To Seller:                Children's Choice Learning Center, Inc.
                                      814 East Union Hills Drive
                                      Phoenix, Arizona 85024

            To Buyer:                 Sunrise Preschools, Inc.
                                      9128 East San Salvador, Suite 200
                                      Scottsdale, Arizona  85258

            Copy To:                  R. Neil Irwin, Esq.
                                      c/o Streich Lang, P.A.
                                      Two North Central Avenue
                                      Phoenix, Arizona  85004

         19.6 Brokers. Each party represents and warrants to the other party that it has not employed any finder, broker or agent in the negotiation of this transaction and that no person is entitled to any finder's fee, broker's commission or other similar form of remuneration by reason of or in connection with the execution or performance of this Agreement.

         19.7 Risk of Loss. The risk of loss, damage, condemnation or destruction of the Purchased Assets shall be borne by Seller until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Seller shall promptly notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Seller, either terminate this Agreement without further liability or obligation to Seller or it may proceed with this transaction at a mutually agreeable reduction in the Purchase Price. If Buyer elects not to terminate this Agreement and the parties are unable to agree upon a reduction in the Purchase Price within twenty (20) days after the effective date of Buyer's notice to Seller, either party may at any time thereafter terminate this Agreement.

         In the event of a closing of this Agreement, all insurance proceeds and condemnation awards or claims received or accrued to Seller by reason of any loss, damage or taking shall be for the account of Buyer and shall be included in the Purchased Assets.

         19.8 Third-Party Beneficiary. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual as a result of the terms and provisions of this Agreement.

         19.9 Confidential Information. The parties agree that all information acquired from the other in connection with the negotiation, execution and consummation of this Agreement is confidential and shall not be disclosed to any other party (other than attorneys, accountants and agents of the party) without the written consent of the other, and shall not be used by either party for any purpose without the written consent of the other.

         19.10 Assignment. Neither party shall assign this Agreement without the prior written consent of the other party. Any attempt to assign this Agreement without prior written consent shall be void.

         19.11 Paragraph Headings. The Section and Article paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

         19.12 Time Is of the Essence. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

         19.13 Attorney Fees. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction. In the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

         IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.

                                              "SELLER"

                                              CHILDREN'S CHOICE LEARNING CENTER,
                                              INC.

                                              By /s/ Christian Hopkins
                                                ------------------------------
                                              Name Christian Hopkins
                                                  ----------------------------
                                              Title President
                                                   ---------------------------


                                              "BUYER"

                                              SUNRISE PRESCHOOLS, INC.

                                              By /s/ Buffy Owens
                                                ------------------------------
                                              Name Buffy Owens
                                                  ----------------------------
                                              Title Exec. Vice President
                                                   ---------------------------

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


                  This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of June 28, 1996 (the "Amendment"), is by and between SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Sunrise"), and CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation ("Children's Choice").

I.       RECITALS:

                  1. The parties entered into that certain Asset Purchase Agreement dated as of June 26, 1996 ("APA"), which provides for the purchase of certain assets by Sunrise from Children's Choice and which transaction was planned to close on June 21, 1996, or at such other time as the parties may agree to (the "Closing"). The parties have agreed that the Closing shall occur on June 28, 1996 under the terms and conditions of the APA.

                  2. The parties now wish to amend the APA on the terms and conditions set forth herein.

                  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning set forth in the APA.

II.      AGREEMENTS AND AMENDMENTS:

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Trade Names and Trademarks shall not be included in the Purchased Assets.

                  2. The Purchase Price shall be reduced by the amount of rent due for the month of June 1996, which shall be paid by Sunrise to the landlord of the Leased Location simultaneously with the delivery by Children's Choice of assignment and estoppel agreements executed by the landlord and Children's Choice. Sunrise shall have no duty to pay any such rent until the fully executed assignment and estoppel agreements are delivered to Sunrise.

                  3. The Purchase Price shall be reduced by the total amount of all liens encumbering the two motor vehicles being acquired by Sunrise as a part of the Purchased Assets. Children's Choice represents and warrants to Sunrise, as part of and in no way limiting the representations and warranties of the APA, that the liens disclosed by Children's Choice are the only liens or encumbrances encumbering the motor vehicles.

                  4. Sunrise agrees that it shall remove from public view on the Leased Location all signs associated with Children's Choice within ten (10) days from the Closing.

                  5. Sunrise agrees that it shall repaint the motor vehicles acquired as a part of the purchased assets within thirty (30) days from the Closing.

III.     RATIFICATION:

                  Except as specifically set forth herein, the APA is unmodified and is hereby ratified and confirmed and shall remain in full force and effect.

IV.      COUNTERPARTS:

                  This Amendment may be executed in two or more Counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Telefax signatures shall be fully binding upon the parties hereto and shall be deemed as if originals.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

                                          CHILDREN'S CHOICE LEARNING CENTER,
                                          INC., an Arizona corporation

                                          By: /s/ Christian Hopkins
                                             ---------------------------------
                                          Printed Name: Christian Hopkins
                                                       -----------------------
                                          Its: President
                                              --------------------------------

                                          SUNRISE PRESCHOOLS, INC., a Delaware
                                          corporation

                                          By: /s/ Buffy Owens
                                             ---------------------------------
                                          Printed Name: Buffy Owens
                                                       -----------------------
                                          Its: Exec. Vice President
                                              --------------------------------

                                EXHIBIT A

             CHILDREN'S CHOICE LEARNING CENTER INVENTORY LIST

OFFICE:

3 desks and chairs
5 filing cabinets
2 bookshelves
1 computer
2 monitors
1 printer
1 keyboard
1 storage cabinet
1 radio
1 fax machine
1 Video Cassette Player
1 Television
1989 Ford Van (VIN No. 1FBJS31H1KHC38873)
1990 Ford Van (VIN No. 1BJS31H5LHB60339)

HALLWAY CLOSET:

3 utility shelves
2 upright vacuum cleaners

KITCHEN:

Large steel serving (rolling) unit

INFANTS:

11 cribs
4 high chairs
1 rocking chair
1 refrigerator
1 radio

ONES:

1 table and chairs
3 cribs
play mats
3 carriers

1 bouncer
1 radio

Multi child stroller
Boxes with toys in front office

FIVES:

3 cubby shelves
8 tables and chairs
3 bookshelves
housekeeping center
1 water table

SCHOOL AGE:

7 tables and chairs
2 cubby shelves
2 fussballs
10 video games
2 computers
1 printer
1 keyboard
2 bookshelves
1 radio
1 storage cubby

PLAYGROUND:

4 picnic tables (2 small and 2 large)
4 castles
2 swingsets
Riding toys

TWOS:

2 cubby shelves
2 bookshelves
5 tables and chairs
1 slide
1 castle
1 house
1 radio

THREES:

3 cubby shelves
6 tables and chairs
1 house
2 bookshelves
housekeeping center
1 radio

FOURS:

2 cubby shelves
4 tables and chairs
2 bookshelves
housekeeping center
4 storage shelves

                                EXHIBIT "B"(1)

                                 BILL OF SALE
                                 ------------

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation ("Seller"), does hereby transfer sell, set over and assign unto SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer"), its successors and assigns, all of the furniture, furnishings, equipment fixtures, inventory, supplies and other items of personal property used in connection with the preschool business conducted by the Seller at the location in the greater Phoenix, Arizona area located at 814 East Union Hills Drive, Phoenix, Arizona 85024. The furniture, furnishings, equipment, fixtures, inventory, supplies and other items of personal property include without limitation, those items of personal property identified on Exhibit "A" to the Asset Purchase Agreement and attached hereto as Exhibit "A" and incorporated herein by this reference.

    Seller hereby represents and warrants to Buyer that Seller has title to and holds the entire interest in the Personal Property and that the Personal Property is hereby transferred free and clear of all liens and encumbrances. Seller makes no other representation or warranty as to the condition of the Purchased Assets and Buyer takes the Purchased Assets "as-is."

    DATED as of the 27th day of June, 1996


                                             SELLER

                                             CHILDREN'S CHOICE LEARNING CENTER,
                                             INC., an Arizona Corporation

                                             By: /s/ Christian S. Hopkins
                                                --------------------------------
                                             Printed Name: Christian S. Hopkins
                                                          ----------------------
                                             Its: President
                                                 -------------------------------

                                                                       EXHIBIT C

                         ASSIGNMENT OF LEASE AGREEMENT

        This Assignment of Lease Agreement (this "Agreement") is made and entered into this 1st day of July, 1996, by and between Children's Choice Learning Center, Inc., as "Assignors", and Sunrise Preschool, Inc., as "Assignees".

                               R E C I T A L S :

        WHEREAS, on the 3rd day of April, 1996, Assignors executed that certain Lease (the "Lease") with Resurgence Properties Inc., as "Landlord", for
Suites C12, C14 and C16 at ABCO Plaza, 814 East Union Hills Drive, Phoenix, Arizona (the "Premises").

        WHEREAS, the Commencement Date of the Lease is July 1, 1996.

        WHEREAS, the Lease term is for ten (10) years beginning on July 1, 1996, and expiring on June 30, 2006.

        WHEREAS, Assignors now desire to assign the Lease to Assignees and Assignees desire to accept the assignment thereof, all in accordance with the terms and provisions hereinafter set forth.

        NOW, THEREFORE, in consideration of the payment of the sum hereinafter set forth and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by the parties, Assignors and Assignees hereby agree as follows:

        1. Assignors hereby warrant and represent to Assignees that: (a) the Lease is in full force and effect; (b) the Lease has not been modified, changed, altered, amended and/or assigned; (c) Assignors are not in default under the Lease; (d) Assignors have full and lawful right and authority to assign the Lease; and (e) Assignors have no knowledge of any defaults or breaches by the Landlord or of any defense or offsets in favor of the Landlord to the enforcement of the Lease.

        2. By execution hereof, Assignees hereby assume the Lease and all existing obligations thereunder as of the date hereinabove first set forth, and agree to perform and observe all of the terms and provisions therein contained on Assignors' part to be performed and observed including the prompt payment of all rental payments for the full term of the Lease. Assignees further agree to be fully and directly liable to Landlord for the faithful performance of all of the terms and provisions under the Lease.

        3. As an inducement to Landlord for entering into that certain Consent by Landlord to Assignment executed contemporaneously with this Agreement, Assignors hereby release Landlord from any and all liability, causes of action, claims, damages or loss arising from or connected with the Lease, this Agreement, the Premises and the ABCO Plaza Shopping Center.

        4. Assignors acknowledge and agree that Landlord is not holding any funds on behalf of Assignors except a security deposit in the amount of Four Thousand Fifty and No/100 Dollars ($4,050.00) which Landlord shall continue to hold in accordance with the terms of the Lease. Assignees hereby agree to pay said sum to Assignors upon execution of this Agreement. Thereafter, Assignors will no longer have any right, title or interest in and to said security deposit and hereby assign its rights therein to Assignees.

        5. Assignors warrant and represent that this Agreement does not in any manner relieve Assignors of any liability under the Lease and Assignors hereby agree to continue to be bound by the terms and provisions of the Lease.

        6. It is expressly agreed by the parties hereto that the Landlord may enforce any of the terms and provisions of the Lease against Assignors or Assignees, jointly or severally, or against either of said parties without any nature of notice to, demand upon, preceding against or judgment against the other party, except for any notice required by the Lease.

        7. Assignors and Assignees agree that Landlord is a third-party beneficiary to this Agreement.

        8. It is hereby agreed that nothing in this Agreement shall be deemed to waive or modify any of the terms and provisions of the Lease.

        9. This Agreement shall be binding on and inure to the benefit of the parties hereto, their successors and assigns; provided, however, the parties understand and agree that no assignment of the Lease is effective unless and until the prior written consent of the Landlord is obtained.

       10. This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matter shall be effective for any purpose.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first hereinabove set forth.

                                          ASSIGNORS:

                                          CHILDREN'S CHOICE LEARNING CENTER,
                                          INC.

                                          By: /s/ Christian Hopkins
                                             ---------------------------------
                                          Printed Name: Christian Hopkins
                                                       -----------------------
                                          Its: President
                                              --------------------------------
                                          ASSIGNEES

                                          SUNRISE PRESCHOOL, INC.

                                          By: /s/ Buffy Owens
                                             ---------------------------------
                                          Printed Name: Buffy Owens
                                                       -----------------------
                                          Its: Exec. Vice President
                                              --------------------------------

                       CONSENT BY LANDLORD TO ASSIGNMENT

Resurgence Properties Inc. is the Landlord of those certain "Premises", as defined in that certain Lease executed April 3, 1996, to be effective July 1, 1996 (the "Lease"), made and entered into by and between Landlord and Children's Choice Learning Center Inc. The Lease contains a restriction against assignment or subletting by the Tenant, as Tenant without Landlord's prior written consent thereto. Landlord does hereby consent (this "Consent"), subject to the following conditions, to the proposed assignment of Assignor's right, title and interest in the Lease of the Premises by Assignors to Sunrise Preschools, Inc. ("Assignees"), pursuant to the Assignment of Lease Agreement dated the 1st day of July, 1996 ("Assignment").

1. Landlord's consent herein expressly conditioned upon the payment of Minimum Rent and Additional Charges (as defined in the Lease), and the performance and observance of the terms, covenants, conditions and agreements in the Lease, and this Consent shall in no way affect or release Assignors from their liabilities under the terms of the Lease. Assignors hereby acknowledge that, notwithstanding the terms of the Assignment, it shall remain liable and responsible for and shall perform and comply with all obligations and liabilities of the "Tenant" under the Lease.

2. This Consent is given without prejudice to Landlord's right under the Lease, this Consent being expressly limited to the Assignment to Assignees, and shall not be deemed to be the consent to or authorization for any further or other assignment or subletting or sharing of possession of all or any part of the Premises.

3. Landlord joins in this Consent solely to grant its consent and, by doing so, Landlord does not thereby make any representations or warranties, or acknowledge or approve of any of the terms of the Assignment as between Assignors and Assignees. Further, nothing contained in the Assignment or this Consent shall be construed as modifying, waiving or affecting any of the provisions, covenants and conditions or any of Landlord's rights or remedies under the Lease other than specifically set forth herein.

4. In consideration of Landlord's consent to the Assignments, Assignees hereby acknowledge and agree that it assumes and agrees to observe, comply with and perform all terms, condition and covenants in the Lease and to perform all obligations of any kind whatsoever as and when the same are due to be performed by Tenant therein pursuant to the terms and provisions of the Lease and to be subject to all of the Landlord's rights thereunder, as though Assignees were the name tenant thereunder, during the entire Term of the Lease, and all extensions, renewals, modification or amendments thereof. Assignees hereby further expressly acknowledge and agree to be subject to the prohibition against subletting, assigning, mortgaging or encumbering or permitting the occupation or use of all or part of the Premises by others without the prior written consent of Landlord, upon the terms and condition as are set forth in the Lease.

        5. Assignors and Assignees represent and warrant that they have not dealt with a broker, agent or other person in connection with the Assignment other than Southwest Retail Group ("BROKERS"), and they agree to indemnify and hold Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the assignment of the Lease, whether advanced by Broker(s) or any other person or entity. The provisions of this Paragraph shall survive the termination of the Lease and any renewal thereof.

IN WITNESS WHEREOF, the undersigned have executed this agreement on this 28th day of June, 1996.

LANDLORD:  Resurgence Properties Inc.

By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

ASSIGNORS: Children's Choice Learning Center, Inc.


By: /s/ Chris Hopkins
   ---------------------------------
Printed Name: Chris Hopkins
             -----------------------
Its: President
    --------------------------------

ASSIGNEES: Sunrise Preschools, Inc.


By: /s/ Buffy Owens
   ---------------------------------
Printed Name: Buffy Owens
             -----------------------
Its: Exec. Vice President
    --------------------------------

                                  EXHIBIT "D"

                                  CERTIFICATE


        This Certificate is given pursuant to that certain Asset Purchase Agreement dated June 26, 1996 by and between CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation ("Seller"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

        The representations and warranties made by Seller in the Asset Purchase Agreement are true and accurate in all material respects as of the date hereof with the same effect as though such representations and warranties had been made or given on and as of such date.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28th day of June, 1996.


                                        SELLER

                                        CHILDREN'S CHOICE LEARNING CENTER,
                                        INC., an Arizona corporation


                                        By: /s/ Christian Hopkins
                                           ---------------------------------
                                        Printed Name: Christian Hopkins
                                                     -----------------------
                                        Its: President
                                            --------------------------------

                                  EXHIBIT "E"

                            AGREEMENT NOT TO COMPETE


        This Agreement ("Agreement"), effective as of June 28, 1966, is entered into between SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer"), CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation, and CHRISTIAN HOPKINS (collectively "Selling Parties").

        Whereas, Buyer has or will purchase the assets of the Business conducted by the Selling Parties located at 814 East Union Hills Drive, Phoenix, Arizona 85024 (the "Location");

        Whereas, this Agreement is a valuable asset and is an essential part of the purchase of the assets of the Business;

        NOW, THEREFORE, the parties agree as follows:

        1.      DEFINITIONS.

        Capitalized terms not otherwise defined in this Agreement shall have the same meaning as those terms in the Asset Purchase Agreement dated as of June 26, 1966, by and among Buyer and Children's Choice Learning Center, Inc.

        The following terms used herein shall have the following meanings:

                1.1 The term "directly or indirectly" shall mean as owner, employee, partner, agent, director, officer, lender, financier, stockholder or otherwise.

                1.2 The term "Buyer's Protected Territory" shall mean Maricopa County, Arizona.

        2.      SELLING PARTIES' AGREEMENT NOT TO COMPETE.

                a. Selling Parties, including any affiliates, successors, and assigns, agree that for a period of five (5) years from the date hereof they will not, directly or indirectly, operate a preschool operation in Buyer's Protected Territory and will not participate in, engage in, reopen, or reestablish in any way, directly or indirectly, any business, trade, or occupation similar to the Business in the Buyer's Protected Territory, nor will they in any manner become interested, directly or indirectly, in any such business, trade, or occupation in the Buyer's Protected Territory. Selling Parties further agree not to sell, convey, license, or lease the trade name "Children's Choice Learning Center, Inc." to any person engaged in any business, trade, or occupation similar to the Business in the Buyer's Protected Territory.

                b. Selling parties including any affiliates, successors, and assigns, agree that for a period of five (5) years from the date hereof they will not, directly or indirectly, solicit, implore or request any Employee of Buyer to leave employment with Buyer to accept employment with Selling Parties and Selling Parties agree not employ any Employee if the Employee seeks employment with Selling Parties of his or her own volition.

                c. Selling parties including any affiliates, successors, and assigns, agree that for a period of five (5) years from the date hereof they will not, directly or indirectly, solicit, implore or request any client of Selling Parties' at the Location to terminate services with Buyer and seek services with Selling Parties.

        3.  REMEDY FOR BREACH.

        It is agreed that it would be difficult to measure damages to Buyer from any breach of this Agreement and that injury from any such breach would be great and incalculable, and that damages therefor would be an inadequate remedy. Accordingly, Selling Parties and Buyer agree that Buyer would be entitled to seek injunctive relief in any court having jurisdiction for a breach of this Agreement; provided, however, this clause shall not be construed to prohibit Buyer from pursuing any other remedies permitted by law to redress such breach or any anticipated or threatened breach.

        4.  REASONABLENESS.

        The parties agree that the restrictions and duration and geographic scope of Buyer's Protected Territory contained in this Agreement are reasonable. Further, the restrictions and duration and scope of Buyer's Protected Territory are necessary to protect Buyer's bargained for interest in the Purchased Assets.

        5.  ATTORNEYS FEES.

        Should Buyer bring any action to enforce this Agreement, the parties agree that the prevailing party shall be entitled to recover costs and attorneys fees incurred in prosecuting such action in such amount adjudged reasonable by the court.

        6.  BINDING AGREEMENT.

        This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors, and assigns.

        7.  COUNTERPARTS.

        This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement among the parties.

        8.  APPLICABLE LAW.

        This Agreement shall be interpreted and construed in accordance with the laws of the State of Arizona.

        9.  ENTIRE AGREEMENT.

        This Agreement represents the entire Agreement with respect to competition between the parties. All prior or contemporaneous negotiations, agreements or understandings, whether oral or written, are merged into this document. This Agreement may only be modified in writing executed by all parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        BUYER:

                                        SUNRISE PRESCHOOLS, INC., a Delaware
                                        corporation

                                        By: /s/ Buffy Owens
                                           ---------------------------------
                                        Its: Exec. Vice President
                                            --------------------------------

                                        SELLING PARTIES

                                        CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation,


                                        By: /s/ Christian Hopkins
                                           ---------------------------------
                                        Printed Name: Christian Hopkins
                                                     -----------------------
                                        Its: President
                                            --------------------------------

                                        CHRISTIAN HOPKINS

                                  EXHIBIT "F"

                                  CERTIFICATE
                                  -----------


        This Certificate is given pursuant to that certain Asset Purchase Agreement dated June 26, 1996 by and between CHILDREN'S CHOICE LEARNING CENTER, INC., an Arizona corporation ("Seller"), and SUNRISE PRESCHOOLS, INC., a Delaware corporation ("Buyer").

        The representations and warranties made by Buyer in the Asset Purchase Agreement are true and accurate in all material respects as of the date hereof with the same effect as though such representations and warranties had been made or given on and as of such date.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28th day of June, 1996.



                                        BUYER

                                        SUNRISE PRESCHOOLS, INC., a Delaware
                                        corporation


                                        By: /s/ Buffy Owens
                                           ---------------------------------
                                        Printed Name: Buffy Owens
                                                     -----------------------
                                        Its: Exec. Vice President
                                            --------------------------------